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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated February 14, 2004, with respect to the consolidated financial statements of Quezon Power, Inc. as of and for the years ended December 31, 2003 and 2002, included in Covanta Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and filed in Exhibit 99.2 to Danielson Holding Company's Current Report filed on Form 8-K/A dated May 11, 2004, into the Danielson Holding Corporation Registration Statement on Form S-3 (No. 333-39144).


                                     /s/ Sycip Gorres Velayo & Co.

                                     A Member Practice of Ernst & Young Global


Makati City, Philippines
May 14, 2004